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                                  EXHIBIT 10.11

                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement is entered into this 16th day of June, 2000 (the "Agreement") by and among Professional Veterinary Products, Ltd., a Nebraska corporation ("PVPL"), AAHA Services Corporation, a Colorado corporation, ("Company") and American Animal Hospital Association, an Illinois non-profit corporation ("AAHA").

                                    RECITALS

     A. PVPL desires to become a shareholder of Company, and

     B. Company desires to issue Company shares equal to 20% of the issued and outstanding shares of the Company to PVPL, and PVPL desires to purchase such shares.

     C. Following the issuance of the shares to PVPL, PVPL and AAHA will be the owners of all of the issued and outstanding capital stock of the Company.

     NOW THEREFORE, in consideration of the above premises and other good and valuable consideration the parties agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF SHARES

     1.1 AUTHORIZATION OF STOCK. The Company has, or prior to Closing (as defined in Section 1.2 below) will have, authorized the sale and issuance of 1,250 shares of its common stock (the "Stock" or the "Shares") to PVPL. It is the intent of the parties that PVPL will acquire 1,250 Shares at Closing.

     1.2   PURCHASE PRICE.

           a. The purchase price for PVPL's Shares shall be $1,500,000.00 (the "Purchase Price").

           b. PVPL shall pay to Company at the Closing the Purchase Price by wire transfer or in the form of a certified or cashier's check.

           c. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at PVPL's offices at 10077 S. 134th Street, Omaha, Nebraska on June 16, 2000 (the "Closing Date").

           d. At the Closing, (i) Company will deliver to PVPL one or more certificates representing 1,250 Shares, which is equal to TWENTY percent
    (20%) of the issued and outstanding Shares of the Company, endorsed by all relevant and necessary parties and in such a manner that no other action is necessary by Company to issue the Shares; (ii) Company will provide proof satisfactory to PVPL that it has converted $295,000 of its debt to equity on its books and records as described in Section 6.1 herein; (iii) PVPL will deliver


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    to Company the consideration specified in Section 1.2(a) above; and (iv) the parties will execute a shareholders agreement in the form attached hereto as Exhibit "A" (the "Shareholders Agreement").


                                    ARTICLE 2
                    REPRESENTATIVES AND WARRANTIES OF COMPANY

     Company represents and warrants to PVPL that the statements contained in this Article 2 are correct and complete as of the Closing Date.

     2.1 REPRESENTATIONS AND WARRANTIES. Company represents and warrants the following to be true in all material respects:

           a. Company does not have any liabilities in excess of $10,000.00 other than those disclosed on Schedule 2.1(a).

           b. To the best of its knowledge, Company has duly filed or caused to be filed all tax reports and returns it is and was required to file.

           c. Company has good and marketable title to, or a valid leasehold interest in, each item of tangible personal property used by it or reflected on its books and records as owned by it, including all machinery, automobiles, equipment and all physical inventories, free and clear of any encumbrance.

           d. Company owns or has the right to use pursuant to license, agreement or permission all intellectual property necessary for the operation of its business, including but not limited to, all trademarks, service marks and copyrights.

           e. Company is not a guarantor or otherwise liable for any obligation of any other person, firm or entity.

           f. All notes and accounts receivable of Company are reflected properly on the books and records of Company, are valid receivables, are not subject to any setoffs or counterclaims, are presently current and are collectible consistent with ordinary business practices.

           g. To the best of its knowledge, Company has complied with all applicable laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning the environment, public health and safety and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending against any Company alleging any failure to comply with or liabilities arising under any such law or regulation.

     2.2 APPROVAL OF DR. REILLY. Company's Shareholder approved Dr. Lionel Reilly as an additional member of Company's Board of Directors, effective as of Closing. He will retain his office until the next regularly scheduled election of the Board of Directors. At and after the next regularly scheduled election, PVPL's right and ability to elect one or more directors shall be governed by the Company's Articles and Bylaws and Section 10 of the Shareholders Agreement.


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     2.3   FINANCIAL STATEMENT. Company shall provide to PVPL its most recent unaudited financial statement within 30 days after Closing.

     2.4 COMPANY STATUS. Company is a subchapter "C" corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Company has full power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it presently proposes to engage and to own and use the properties owned and used by it.

     2.5 AUTHORITY TO EXECUTE AGREEMENT. Company has full power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Company is a party, and to perform its obligations hereunder and thereunder. Company's Board of Directors has duly authorized the execution, delivery and performance of the Agreement.

     2.6 AUTHORIZED AND ISSUED CAPITAL STOCK. The entire authorized capital stock of Company consists of Ten Thousand (10,000) Shares of which SIX THOUSAND TWO HUNDRED FIFTY (6,250) Shares will be issued and outstanding after the issuance of the PVPL Shares. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid and nonassessable and are held of record by the Company. As of the date of Closing, the Shares are owned by AAHA (5,000 Shares) and PVPL (1,250 Shares).

     2.7 OUTSTANDING OPTIONS. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Company is a party or which are binding upon Company providing for the issuance, transfer, disposition or acquisition of any of its capital stock; there are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to Company; and, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Company.

     2.8 SHAREHOLDER AGREEMENTS. Except for the Shareholders Agreement executed in conjunction herewith, there are no agreements between shareholders, buy-sell agreements or any other agreements by and among Company's shareholders.

     2.9 COMPLIANCE. Neither the execution and the delivery of this Agreement, or any other Material Agreements contemplated hereby to which either AAHA or Company is a party, nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or require the payment of any amounts under, or create in any party the right to accelerate, terminate, modify or cancel or require any notice under any shareholder agreement, contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other obligation to which Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets) or (ii) violate any provision of the Articles of Incorporation, Bylaws or other organization documents of Company, or any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Company is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by Company is necessary for the consummation of the transactions contemplated by this


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Agreement. For purposes of Sections 2.9 and 2.10, "Material Agreements" shall include and be limited to the following:

     -  SETTLEMENT AGREEMENT WITH WALCO

     -  Services Agreement with AAHA dated August 22, 1996

     -  Logistics Agreement with PVPL

     -  All agreements with vendors of services and/or products to Company


     2.10 CHANGES SINCE MAY 25TH DUE DILIGENCE. Except as disclosed herein or in the Material Agreements, there has not been any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations or business prospects of Company since May 25, 2000. Without limiting the generality of the foregoing, since May 25, 2000.

           a. Company has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

           b. Company has not imposed any mortgage or pledge of, or subjection to any lien, charge, security interest or encumbrance of any kind on any of its assets, tangible or intangible;

           c. Company has not made any capital expenditure (or series of related capital expenditures) except as recorded on the Company books;

           d. Company has not made any capital investment in, any loan to or any acquisition of the securities or assets of any other person (or series of related capital investments, loans and acquisitions) involving more than $10,000.00;

           e. Company has not created, incurred, assumed or guaranteed any indebtedness (including capitalized lease obligations) involving more than $10,000.00 in the aggregate;

           f. Company has not cancelled, delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities;

           g. Company has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $10,000.00 in the aggregate;

           h. In each contract in which Company has granted any license of any rights under or with respect to any intellectual property, Company has sought to protect its ownership of such rights;

           i. With the exception of the Amendment to the Articles attached hereto as Exhibit "B", and the Amendments to the Bylaws attached hereto as Exhibit "C", there has been no change made or authorized in the Articles, Bylaws or other organizational documents of Company;


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           j.  Company has not issued, sold or otherwise disposed of any of its capital stock or other equity securities, or granted any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock.

           k. Company has not experienced any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its property or business;

           l. Company has not made any loan to any of its directors, officers and employees giving rise to any claim or right on its part against the person or on the part of the person against it;

           m. Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

           n. Company has not committed to any of the foregoing.

     2.11 PVPL OWNERSHIP. Upon consummation of the Closing, PVPL will own TWENTY percent (20%) of the issued and outstanding Shares of the Company.

     2.12 NO SUBSIDIARIES. Company has no subsidiaries. Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, joint venture, limited liability company or other business association.

     2.13 INSURANCE. Company maintains commercial general liability insurance, property insurance, casualty insurance and directors and officers insurance in amounts which are sufficient to cover its exposure and typical of similar entities of its type and size.

     2.14 NO REAL PROPERTY. Company does not own any real property. Company currently utilizes space owned by AAHA. There is no separate written lease agreement for such space; PROVIDED, HOWEVER, a portion of the consideration paid by Company to AAHA as part of the Services Agreement includes rent for the space Company is utilizing.

     2.15 NO UNTRUE STATEMENTS. To the best knowledge of Company, this Article 2 does not contain, and at the Closing Date, will not contain, any untrue statement of material fact and does not omit to state any material fact necessary in order to make the statements and information contained herein not misleading.


                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES CONCERNING PVPL

     PVPL represents and warrants to Company that the statements contained in this Article 3 are correct and complete as of the Closing Date.

     3.1 GOOD STANDING. PVPL is duly organized, validly existing and in good standing under the laws of the State of Nebraska.


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     3.2 POWER AND AUTHORITY. PVPL has full power and authority to execute and deliver this Agreement, and all other agreements contemplated hereby to which PVPL is a party, and to perform its obligations hereunder and thereunder. PVPL's Board of Directors has duly authorized the execution, delivery and performance of this Agreement.


                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES CONCERNING AAHA

     AAHA represents and warrants to PVPL that the statements contained in this
Article 4 are correct and complete as of the Closing Date.

     4.1 GOOD STANDING. AAHA is duly organized, validly existing and in good standing under the laws of the State of Illinois.

     4.2 POWER AND AUTHORITY. AAHA has full power and authority to execute and deliver this Agreement, and all other agreements contemplated hereby to which AAHA is a party, and to perform its obligations hereunder and thereunder.


                                    ARTICLE 5
                                PREEMPTIVE RIGHTS

     The parties shall have such preemptive rights as are described in Section 9 of the Shareholders Agreement.


                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING




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     6.1 CONVERSION OF DEBT TO EQUITY. Company shall convert $295,000 of the debt evidenced on its books and records to equity.

     6.2 CUMULATIVE VOTING. Company's Articles of Incorporation shall be amended to provide that as long as AAHA owns 80% of the Shares and PVPL owns 20% of the Shares, AAHA will be entitled to appoint six (6) members of the Board of Directors and PVPL will be entitled to appoint ONE (1) member of the Board of Directors, all as described in Section 10 of the Shareholders Agreement.

     6.3 PREEMPTIVE RIGHTS. Company's Articles of Incorporation shall be amended to allow such preemptive rights as are necessary to implement Article 5 herein. A copy of the Amended Articles of Incorporation are attached hereto as Exhibit "B".

     6.4 SHAREHOLDERS AGREEMENT. The parties hereto shall execute the Shareholders Agreement.

                                    ARTICLE 7
                             POST-CLOSING COVENANTS

     The parties agree as follows with respect to the period following the
Closing:

     7.1 FURTHER ACTION. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall take all reasonable action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request for such purposes. AAHA and Company acknowledge and agree that from and after the Closing, PVPL will be entitled to review and/or duplicate of all documents, books, records, agreements and financial data of any sort relating to Company in accordance with Colorado Revised Statutes
Section 7-116-102.

     7.2 CONFIDENTIALITY. From and after the Closing Date, PVPL, AAHA and Company will maintain all information pertaining to the sale of AAHA's Shares in confidence and not disclose any portion of information to any person other than their attorneys, accountants, employees, advisors and bankers who need to know such information; PROVIDED, HOWEVER, a) any party may issue a press release pertaining to this transaction as long as the other parties have approved its content, b) PVPL and Company may reference their relationship with each other in their marketing materials; and c) PVPL will disclose the necessary information required by the Securities Exchange Commission as required in its 10K and 10Q filings. All prior Confidentiality Agreements between one or more of the parties, including but not limited to, the Agreement dated May 25, 2000 are hereby superceded by this Agreement and have no further force or effect after the date of Closing.



     7.3 APPLICATION OF PROCEEDS. THE PROCEEDS FROM THE $1.5 MILLION PURCHASE PRICE WILL BE UTILIZED BY COMPANY AS FOLLOWS: APPROXIMATELY $695,000 WILL BE UTILIZED TO PAY ALL REMAINING DEBT TO WALCO; APPROXIMATELY $140,000 WILL BE PAID TO MISCELLANEOUS VENDORS; AND THE ENTIRETY OF ALL PAYABLES DUE TO AAHA WILL BE PAID IN FULL (SUCH AMOUNT IS ESTIMATED TO BE $570,000 AS OF MAY 31, 2000). THE $695,000 PAYABLE TO WALCO WILL BE PAID IN TWO INSTALLMENTS; $595,000 WILL BE PAID IMMEDIATELY AFTER CLOSING. THE REMAINING $100,000 WILL BE PLACED IN

ESCROW AND BE PAID TO WALCO ONLY AFTER COMPANY'S BOOKS AND RECORDS ARE RETURNED TO COMPANY BY WALCO. COMPANY SPECIFICALLY REPRESENTS TO PVPL THAT THE PAYMENT OF SUCH SUM TO WALCO WILL RELEASE IT FROM ANY AND ALL OBLIGATIONS OWING TO WALCO NOW OR ANY TIME IN THE FUTURE. IN EXCHANGE FOR SUCH PAYMENT, BOTH WALCO AND COMPANY WILL EXECUTE A SETTLEMENT AGREEMENT.

     Payment by PVPL of the $1.5 MILLION dollar purchase price shall be conditioned upon the receipt of the duly executed SETTLEMENT AGREEMENT FROM WALCO by legal counsel for Company. Upon notification from Company's legal counsel to PVPL that such executed Settlement Agreement has been received and placed in escrow, PVPL shall immediately wire transfer the $1.5 MILLION dollars to Company and Company shall, in turn, wire the amount due to WALCO and place $100,000 in escrow as provided for in the Settlement Agreement. Upon notice from WALCO that the monies due have been received by WALCO, legal counsel for Company shall then release the Settlement Agreement to Company.

     7.4 LINE OF CREDIT. After Closing and application of the payments described herein, Company will not have any outstanding debt except for the amounts payable to PVPL listed on Schedule 2.1(a); PROVIDED, HOWEVER, after closing Company may thereafter utilize a line of credit through a state or federally regulated financial institution as needed for ordinary business purposes.

     7.5 EXCHANGE OF FINANCIAL INFORMATION. Company and PVPL agree to exchange financial information, including annual audited and semi-annual unaudited financial statements, income statements, balance sheets and cashflow statements at least on an annual basis. In addition, the parties agree to provide the other party any other financial information, and provide access to the other party's books and records, upon reasonable request.


                                    ARTICLE 8
                                    REMEDIES

     8.1 INDEMNIFICATION PROVISIONS FOR BENEFIT OF PVPL. Company agrees to indemnify PVPL from and against all losses incurred by PVPL resulting from, arising out of, relating to, in the nature of or caused by any breach of any representation or warranty contained in Article 2 hereof or any breach or failure to perform or comply with any obligation, agreement or covenant contained in this Agreement.

     8.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF COMPANY. PVPL agrees to indemnify Company from and against all losses resulting from, arising out of, relating to, in the nature of or caused by the breach of any representation or warranty of PVPL contained in Article 3 or any breach of failure to perform or comply with any obligation, agreement or covenant contained in this Agreement.

     8.3 EXPIRATION OF INDEMNITIES. The representations and warranties and rights of indemnification of this Agreement shall expire three years after the Closing Date.


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                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 SURVIVAL. Unless otherwise specifically provided herein, all representations, warranties, covenants and agreements contained in this Agreement will survive the execution and delivery of this Agreement.

     9.2 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire understanding among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     9.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of such party's rights, interests or obligations hereunder without the prior written approval of the other party.

     9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     9.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement or any of the Agreements contemplated hereby shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or five business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each party at the address below:

         If to PVPL:                Professional Veterinary Products, Ltd.
                                    Attn:  Dr. Lionel Reilly
                                    10077 S. 134th Street
                                    Omaha, Nebraska 68138

         If to AAHA:                American Animal Hospital Association
                                    Attn:  Dr. John Albers
                                    12575 W. Bayaud Avenue
                                    Lakewood, Colorado 80228

         If to Company:             AAHA Services Corporation
                                    Attn:  Dr. John Albers
                                    12575 W. Bayaud Avenue
                                    Lakewood, Colorado 80228

     Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     9.8 AMENDMENTS AND WAIVERS. No amendment, modification or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties.

     9.9 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                   PROFESSIONAL VETERINARY PRODUCTS, LTD.


                                   By:  /s/ Lionel L. Reilly, D.V.M.
                                        ------------------------------------
                                   Its: President



                                   AMERICAN ANIMAL HOSPITAL ASSOCIATION


                                   By:  /s/ John W. Albers, D.V.M.
                                        ------------------------------------
                                   Its: Executive Director


                                   AAHA Services Corporation


                                   By:  /s/ John W. Albers, D.V.M.
                                        ------------------------------------
                                   Its: Chief Executive Officer

                                 SCHEDULE 2.1(a)

1.  $570,000 (ESTIMATED) ACCOUNTS PAYABLE DUE THE AMERICAN ANIMAL HOSPITAL.

2. $140,000 (ESTIMATED) ACCOUNTS PAYABLE DUE VARIOUS VENDORS. THE MAJORITY OF THE AMOUNT PAYABLE IS DUE TO SCHERING-PLOUGH AND NOVARTIS.

3.  $695,212.96 LINE OF CREDIT DUE WALCO INTERNATIONAL.

4.  $573,881.97 (ESTIMATED) ACCOUNTS PAYABLE DUE TO PVPL.

5. ROYALTY AGREEMENT WITH AMERICAN HOSPITAL ASSOCIATION FOR USE OF TRADEMARK. THE AGREEMENT CALLS FOR A QUARTERLY PAYMENT OF 1% SALES.

Note: ITEMS 1, 2 AND 3 TO BE PAID IN FULL WITH A PORTION OF THE INVESTMENT FROM
      PVPL.